***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R. SS.SS.200.80(B)(4),
                                                            200.83 AND 240.24B-2


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into as of March 18, 1998 between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and SUGEN, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are parties to a Build-to-Suit Lease dated June 11, 1997 (the "Lease"), covering certain premises consisting of a building of approximately [...***...] square feet to be constructed in the Britannia Pointe Grand Business Park in South San Francisco, California (the "Center").

         B. Landlord and Tenant wish to make certain changes in the Lease as more particularly set forth herein.

         C. Terms used herein as defined terms but not specifically defined herein shall have the meanings assigned to such terms in the Lease.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Rent Commencement Date. Section 2.1(a) of the Lease is amended to read in its entirety as follows:

            "(a) The term of this Lease shall commence upon mutual execution of this Lease by Landlord and Tenant. Tenant's minimum rental and Operating Expense obligations shall commence on the earlier of (i) the later of (A) October 1, 1998 or (B) the date which is one hundred eighty (180) days after the date Landlord delivers to Tenant a Structural Completion Certificate pursuant to the Workletter attached hereto as Exhibit C (subject to any adjustments authorized or required under the provisions of such Exhibit C), notifying Tenant that Landlord's construction of the shell of the Initial Building pursuant to Article 5 and Exhibit C is substantially complete, or (ii) the date Tenant takes occupancy of and commences operation of its business in the Initial Building, the earlier of such dates being herein called the "Rent Commencement Date." The term of this Lease shall end on the day (the "Termination Date") immediately preceding the date seventeen (17) years after the Rent Commencement Date, unless sooner terminated or extended as hereinafter provided."

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*Confidential Treatment Requested


                                       1.

         2. Changes in Rent and Tenant Improvement Allowance. In order to reflect an increase from $[...***...] pER square foot to $[...***...] per square foot in Landlord's maximum contribution toward the Cost of Improvements of tHE Tenant Improvements to be constructed pursuant to Section 5.1 and Exhibit C, the following provisions of the Lease are amended as follows:

             (a) The monthly minimum rental table in Section 3.1(a) of the Lease is amended to read as follows:

                Months                      Monthly Minimum Rental
                ------                      ----------------------

               001 - 012      $    [...***...]   ($[...***...] per square foot)
               013 - 024           [...***...]   ($[...***...] per square foot)
               025 - 036           [...***...]   ($[...***...] per square foot)
               037 - 048           [...***...]   ($[...***...] per square foot)
               049 - 060           [...***...]   ($[...***...] per square foot)
               061 - 072           [...***...]   ($[...***...] per square foot)
               073 - 084           [...***...]   ($[...***...] per square foot)
               085 - 096           [...***...]   ($[...***...] per square foot)
               097 - 108           [...***...]   ($[...***...] per square foot)
               109 - 120           [...***...]   ($[...***...] per square foot)
               121 - 132           [...***...]   ($[...***...] per square foot)
               133 - 144           [...***...]   ($[...***...] per square foot)
               145 - 156           [...***...]   ($[...***...] per square foot)
               157 - 168           [...***...]   ($[...***...] per square foot)
               169 - 180           [...***...]   ($[...***...] per square foot)
               181 - 192           [...***...]   ($[...***...] per square foot)
               193 - 204           [...***...]   ($[...***...] per square foot)

             (b) Section 3.1(c) of the Lease is amended to read in its entirety as follows:

                  "(c)   Rental   Adjustment   in   Connection   with   Cost  of
             Improvements. The minimum rental amounts specified in Section 3.1(a) are based on an assumed amount of [...***...] per square foOT for the Cost of Improvements (determined in accordance with Exhibit C) of the Tenant Improvements to be constructed by Tenant pursuant to Section 5.1 and Exhibit C (and are thus based on an assumed amount of [...***...] per square foot for Landlord's share of such Cost OF Improvements). Under no circumstances shall Landlord's liability for such Cost of Improvements exceed the lesser of (i) [...***...] of the total Cost of Improvements for such Tenant ImprovemenTS or (ii) [...***...] per square foot multiplied by the area of the Initial Building as determined in accordance with Section 3.1(b) hereof. If, upon completion of construction of the Tenant Improvements, it is determined that Landlord's share of the Cost of Improvements of such Tenant Improvements (determined in accordance with Exhibit C) is less than [...***...] per square foot (using the area of the Premises as determined in

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*Confidential Treatment Requested

                                       2.

             accordance with Section 3.1(b) hereof), then the minimum rental amounts specified in Section 3.1(a) shall be adjusted as follows:

                  (i) If Landlord's share of such Cost of Improvements is less than [...***...] per square foOT but is at least [...***...] per square foot, then the minimum rental under Section 3.1(a) during months 1 through 84 of the term of this Lease shall be decreased by $[...***...] per square foot per month for each $[...***...] pER square foot by which Landlord's share of such Cost of Improvements is less than [...***...] per square foot (prorated for any portion of such shortfall representing a fraction of $[...***...] per square foot);

                  (ii) If Landlord's share of such Cost of Improvements is less than [...***...] per square foot but is at least [...***...] per square foot, then the minimum rental under Section 3.1(a) during months 1 through 84 of the term of this Lease shall be decreased by the sum of (A) $[...***...] per square foot per month plus (B) $[...***...] per square foot per month for each $[...***...] per square foot by which Landlord's share of such Cost of Improvements is less than [...***...] per square foot, and the minimum rental under Section 3.1(a) during months 85 through 120 of the term of this Lease shall be decreased by $[...***...] per square foot per month for each $[...***...] per square foot by which Landlord's share of such Cost of Improvements is less than [...***...] per square foot (prorated, in each case, for any portion of such shortfall representing a fraction of $[...***...] per square foot); and

                  (iii) If Landlord's share of such Cost of Improvements is less than [...***...] per square foot but is more than [...***...] per square foot, then the minimum rental under Section 3.1(a) during months 1 through 84 of the term of this Lease shall be decreased by the sum of (A) $[...***...] per square foot per month plus (B) $[...***...] per square foot per month for each $[...***...] per square foot by which Landlord's share of such Cost of Improvements is less than [...***...] per square foot, the minimum rental during months 85 through 120 shall be decreased by the sum of (C) $[...***...] per square foot per month plus (D) $[...***...] per square foot per month for each $[...***...] per square foot by which Landlord's share of such Cost of Improvements is less than [...***...] per square foot, and the minimum rental during months 121 through 168 shall be decreased by $[...***...] per square foot per month for each $[...***...] per square foot by which Landlord's share of such Cost of Improvements is less than [...***...] per square foot (prorated, in each case, for any portion of such shortfall representing a fraction of $[...***...] per square foot)."

             (c) Section 3.1(d) of the Lease is amended by changing the two references therein to a figure of [...***...] per square foot to read, instead, [...***...] per square foot.

             (d) Section 20.1 of the Lease is amended to increase the amount of the Security Deposit required thereunder from [...***...] to [...***...]. (e) Paragraph 4(b) of Exhibit C to the Lease (the Workletter) is amended to read in its entirety as follows:

                  "(b) Tenant's Work. Except as otherwise  expressly provided in this Workletter or by mutual written agreement of Landlord and Tenant, the cost of

-----------------
*Confidential Treatment Requested

                                       3.

             construction of the Tenant Improvements shall be borne [...***...] by Landlord and [...***...] by Tenant, up to a maximum Landlord's obligation of $[...***...] per square foot of space in the Initial Building (measured in accordance with Section 3.1(b) of the Lease), equating to a total Cost of Improvements for the Tenant
             Improvements of $[...***...] per square foot. Tenant shall be responsible, at its sole cost and expense (subject to any third-party financing arrangements entered into by Tenant as contemplated in Section 11.4 of the Lease), for payment of [...***...] of the first $[...***...] per square foot of the Cost of Improvements of the Tenant Improvements, for the entire Cost of Improvements of the Tenant Improvements in excess of $[...***...] per square foot (if any such excess occurs) and for the entire cost of any Tenant's Work that is not part of the Tenant Improvements, including (but not limited to), in each case, any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. If Landlord's share of the Cost of Improvements of the Tenant Improvements is less than $[...***...] per square foot in the aggregate, the amount of such difference shall result in a rental adjustment pursuant to Section 3.1(c) of the Lease. The timing, conditions and other procedures for payment or disbursement of Landlord's share of the cost of the Tenant Improvements (up to the maximum amount specified above) shall be subject to mutual agreement of Landlord, Tenant and Landlord's lender (if any). To the extent the Cost of Improvements with respect to the Tenant Improvements exceeds $[...***...] per square foot (reduced by [...***...] of any amounts deducted from Landlord's maximum payment obligation as a result of the final sentence of Paragraph 4(a) hereof), whether as a result of Change Orders, Tenant Delays and/or Unavoidable Delays or otherwise, the amount of such excess shall in all events be Tenant's sole responsibility and expense."

         3. Stock Warrants. In partial consideration for Landlord's agreement to enter into this Amendment and to make a larger tenant improvement allowance available to Tenant as described above, Tenant agrees to issue and deliver to Landlord or Landlord's assignees (which may be any partners, shareholders or affiliates of Landlord or any affiliates of any such partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's assignees, as applicable, for the acquisition of an aggregate of [...***...] shares of Tenant's common stock (the "Additional Warrants"), which Additional Warrants shall be in addition to, but (except as otherwise expressly provided below) shall be in substantially the same form as, the warrants previously issued by Tenant pursuant to Section 4.1(a) of the Lease for [...***...] shares (in the aggregate) of Tenant's common stock. Notwithstanding the preceding sentence, the Additional Warrants shall have an exercise price of $[...***...] per share, shall be dated as of the date of this Amendment and shall be exercisable for a period of [...***...] years from the date of issuance.

         4. Use of Union Labor.

-----------------
*Confidential Treatment Requested

                                       4.

             (a) The fourth sentence of Section 11.1 of the Lease, relating to the use by Tenant of union contractors for improvements, alterations, additions and like matters, is deleted in its entirety.

             (b) Paragraph 5(a) of the Workletter attached as Exhibit C to the Lease is amended to read in its entirety as follows:

                  "(a) Contractor Requirements. The contractor engaged by Tenant for Tenant's Work, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed."

         5. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

         6. Landlord's Notice Address. The notice address for Landlord, as set forth in Section 21.1 of the Lease, is hereby changed to the following:

             Britannia Pointe Grand Limited Partnership
             1939 Harrison Street, Suite 715
             Park Plaza Building
             Oakland, CA  94612
             Attn:  T. J. Bristow

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

"Landlord"                                  "Tenant"

BRITANNIA POINTE GRAND LIMITED              SUGEN, INC., a Delaware corporation
PARTNERSHIP, a Delaware limited
partnership
                                            By:      /s/ Stephen Evans-Freke
By:  BRITANNIA POINTE GRAND,                         ---------------------------
     LLC, a California limited liability             Stephen Evans-Freke
     company, General Partner                        Its Chairman and Chief
                                                     Executive Officer


By:  /s/ T.J. Bristow                       By:      /s/ Susan Kanaya
     ------------------------------                  ---------------------------
     T. J. Bristow                                   Susan Kanaya
     President & Manager                    Its:     Treasurer


                                       5.